September 22, 2004

XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11
Bermuda

Re:      Primus Guaranty, Ltd. - New York Stock Exchange Listing
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Ladies and Gentlemen:

Primus Guaranty, Ltd. is filing with the New York Stock Exchange an application for the initial listing of its common shares upon the completion of its initial public offering. As part of that listing application, the Exchange has requested
XL Capital Ltd, as the largest beneficial owner of Primus's common shares, to deliver to it a letter confirming, among other things, XL's compliance with the
Exchange's continued listing standards and the extent of its anticipated ownership of Primus's common shares after the completion of Primus's initial public offering.

Primus hereby agrees to indemnify and hold harmless XL, its directors, officers and employees (in their capacities as such), and each person, if any, who controls XL within the meaning of the Securities Act of 1933 and each affiliate of XL within the meaning of Rule 405 under such Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof
(including from and against any legal and any other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action), to which XL, or any such director, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, Primus's application for listing of its common shares on the Exchange including, without limitation, the aforesaid letter which XL has agreed to deliver to the Exchange; provided, however, that the foregoing indemnity does not cover any loss, claim, damage, liability or action (i) which is governed by Section 10 of the form of
Underwriting Agreement to be executed by Primus, certain shareholders of Primus
(including XL) and the Underwriters for which Lehman Brothers Inc., Morgan
Stanley & Co. Incorporated, Credit Suisse First Boston LLC, UBS Securities LLC,
William Blair & Company, L.L.C. and Keefe, Bruyette & Woods, Inc. are acting as
Representatives; or (ii) which arises out of, or is based upon, any information or representations about XL which XL provides to the Exchange in the aforementioned letter.

If the foregoing sets forth our agreement on the matters set forth herein, please indicate by signing in the space provided below.

                                            Very truly yours,

                                            PRIMUS GUARANTY, LTD.

                                            By: /s/ Zachary Snow
                                                ------------------------------
                                                  Name:  Zachary Snow
                                                  Title: General Counsel

ACCEPTED AND AGREED:

XL CAPITAL LTD

/s/ Paul S. Giordano
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Name:  Paul S. Giordano
Title: Executive Vice President and
       General Counsel